Exhibit 99.1


FOR IMMEDIATE RELEASE                                  Contact: Richard Wool
                                                       Sitrick And Company
                                                       212-573-6100


SHELBOURNE PROPERTIES I, INC., SHELBOURNE PROPERTIES II, INC. AND SHELBOURNE PROPERTIES III, INC. AMEND TERMS OF HX INVESTORS' TENDER OFFERS

August 5, 2002, New York, New York - Shelbourne Properties I, Inc. (Amex: HXD), Shelbourne Properties II, Inc. (Amex: HXE) and Shelbourne Properties, III, Inc. (Amex: HXF), which are diversified real estate investment trusts, announced that they had amended their previously announced stock purchase agreements with HX Investors, L.P.

Pursuant to the amended agreements, HX Investors will increase the purchase price per share being offered in its pending tender offers for up to 30% of the outstanding common stock of each company from $53.00 to $63.15 for Shelbourne I, $62.00 to $73.85 for Shelbourne II and $49.00 to $58.30 for Shelbourne III. In addition, HX Investors has agreed to reduce the incentive payment payable to HX Investors, as provided for in the companies' related plans of liquidation, from 25% to 15% of net proceeds, after the payment of a priority return to stockholders. If the tender offers are fully subscribed, HX Investors will own approximately 42% of the outstanding common stock of each company.

STOCKHOLDERS ARE URGED TO READ THE COMPANIES' SOLICITATION/RECOMMENDATION STATEMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS AND INVESTORS MAY OBTAIN COPIES OF SUCH SOLICITATION/RECOMMENDATION STATEMENTS AT NO CHARGE AT THE SEC'S WEBSITE, http://www.sec.gov, OR BY CONTACTING THE COMPANIES, C/O FIRST WINTHROP CORPORATION, 7 BULFINCH PLACE, SUITE 500, BOSTON, MA 02114.

Founded in 2000, Shelbourne Properties I, Inc., Shelbourne Properties II, Inc. and Shelbourne III, Inc. are diversified real estate investment trusts with holdings in the office, retail and industrial asset sectors. They are successors to Integrated Resources High Equity Partners,

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Series 85, a California Limited Partnership; High Equity Partners L.P. - Series
86; and High Equity Partners L.P. - Series 88, respectively.


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